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                                                                   EXHIBIT 23.2


                     CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-1 (File No. 333-37387), as amended, of our report dated February 28, 1997; except for Notes 10 and 11, dated September 12, 1997, on our audits of the financial statements of Broughton Foods Company. We also consent to the references to our firm under the captions "Summary Financial Data," "Selected Financial Data" and "Experts."




                                                    COOPERS & LYBRAND L.L.P.


Columbus, Ohio
December 8, 1997